SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 7th, 2001


                       MULTINET INTERNATIONAL CORP., INC.
             (Exact name of registrant as specified in its charter)


     Nevada                         000-29107                    88-0441388
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
 incorporation)


     574 Greentree Cove, Suite 101                                 38017
           Collierville, TN                                      (Zip Code)
(Address of principal executive offices)


       Registrant's telephone number, including area code: (901) 854-3574


              8100 West Sahara Ave., Suite 200, Las Vegas, NV 89117 (Former name or former address, if change since last report)


This 8K/A is filed as an amendment to the previously filed 8K regarding Change in Accountant's filed on 11/21/2001.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On September 26th, 2001, pursuant to an Acquisition Agreement, Showintel, Inc., a Tennessee corporation, became a wholly owned subsidiary of Multinet International Corp., Inc. Further, David V. Lott, President of Showintel, became Multinet's President and Director.

It was the preference of Mr. Lott that L.L. Bradford and Company, 3441 South Eastern Avenue, Las Vegas, NV 89109, be designated as the Company's accountant. On September 29th, 2001, the Board of Directors approved a resolution to engage the services of L.L. Bradford and to dismiss Mr. Tingle as the Company`s accountant. The Board notified Mr. Tingle of his dismissal on September 29th, 2001.

The reports of Kyle Tingle, CPA LLC on the Company's financial statements for the past 2 fiscal years did not contain an adverse opinion or a disclaimer of opinion nor were the statements qualified or modified as to audit scope or accounting principles. The Company was classified by Mr. Tingle as a Going Concern. The financial statements, however, did not include any adjustments that might result from the outcome of this uncertainty. The financial statements were not qualified or modified as to any other uncertainties.

The Company and Kyle Tingle, CPA LLC have not, in connection with the audit of the Company's financial statements for the previous 2 fiscal years, or for any subsequent interim periods prior to and including November 15th, 2001, had any disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement, if not resolved to Kyle Tingle, CPA LLC 's satisfaction, would have caused Kyle Tingle, CPA LLC make reference to the subject matter of the disagreement in connection with its reports.

On November 15, 2001, the Company engaged the firm of L.L. Bradford & Company, LLC of Las Vegas, Nevada as the Company's independent auditors.

The Company had no relationship with L.L. Bradford & Company, LLC required to be reported pursuant to Regulation S-B Item 304 (a) (2) during the previous 2 fiscal years, or the subsequent interim periods prior to and including November 15, 2001.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)

16.1      Letter from former accountant re: change in certifying accountants.

                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Multinet International Corp, Inc.
                                        (Registrant)


Date: 12/06/01                          /s/ David V. Lott
                                        ----------------------------------------
                                        David V. Lott, President